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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PLX Technology, Inc. for the registration of 464,626 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements and schedules of PLX Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




San Jose, California
June 29, 2000